UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2010
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On February 24, 2010, the registrant issued the following press release announcing financial results for the fourth quarter and full year periods ended January 2, 2010:

News Release
Company Contact: Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Relations: Dave Mossberg Three Part Advisors, LLC 817-310-0051

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2009

FINANCIAL RESULTS

* Full Year 2009 EPS of $0.13 Meets Previously Announced Guidance

* 2009 Operating Cash Flow of $11.5 Million

* 10% of Outstanding Shares Repurchased in Fourth Quarter

* 2010 EPS Guidance of Between $0.33 and $0.35 per share

Lincoln, RI - February 24, 2010 - A.T. Cross Company (NASDAQ: ATX) today announced financial results for the fourth quarter and full year ended January 2, 2010.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "2009 was a difficult but productive year. We battled the recession, generated profit and cash, lowered our cost base, repurchased 10% of the Company, entered an important licensing arrangement with Franklin Covey and positioned our brands - Cross, Costa and Native to grow revenue and profit as the global economy recovers. We are in a good position and look forward to achieving our business objectives in 2010."

Fourth Quarter 2009 Results

Consolidated sales for the fourth quarter of 2009 declined by 5.3% to $39.5 million compared to $41.7 million in the fourth quarter of 2008. The Cross Accessory Division (CAD) recorded revenue of $30.1 million, a decline of 7.0%, compared to last year. The Cross Optical segment reported a fourth quarter sales increase of 0.7% to $9.4 million, compared to last year. The Optical Group's revenue growth was driven by continued growth of the Costa brand.

Gross margin in the fourth quarter was 54.7% compared to 54.5% in last year's fourth quarter.

Operating expenses, excluding $0.8 million and $6.3 million of restructuring and impairment charges in 2009 and 2008, respectively, were $19.1 million, or 48.3% of sales in the 2009 fourth quarter, versus $19.6 million, or 47.0% of sales for the same period a year ago.

Operating income in the fourth quarter of 2009 was $1.7 million, as compared to an operating loss of $3.1 million in the fourth quarter of last year. In last year's fourth quarter, the Company recorded a non-cash goodwill impairment charge of $3.9 million.

Net income for the fourth quarter was $1.2 million, or $0.09 per share, compared to a net loss of $3.7 million, or $0.25 per share, last year.

Full Year 2009 Results

Consolidated sales in 2009 decreased 11.5% to $141.8 million compared to $160.1 million in 2008. Cross Accessory Division revenue was $90.9 million, down 18.4% from prior year. The Cross Optical segment reported a sales increase of 4.5% to $50.9 million.

Gross margin for 2009 was 54.1% compared to 55.8% in 2008 due to unfavorable foreign exchange rates and shifts in product and channel mix.

Operating expenses, excluding restructuring and impairment charges, were $73.6 million, or 51.9% of sales, in 2009 compared to $79.3 million, or 49.5% of sales, in 2008.

For 2009, net income was $1.9 million or $0.13 per share, compared to $0.5 million or $0.03 per share in 2008. Included in 2009 and 2008 results are restructuring and impairment charges of $1.9 million and $6.5 million, respectively.

Guidance

As previously announced, the Company has provided 2010 guidance of earnings between $0.33 and $0.35 per share.

Conference Call

The Company's management will host a conference call today, February 24, 2010 at 4:30 PM Eastern Time. Parties interested in participating in the conference call may dial-in at (877) 303-2912, while international callers may dial-in at (408) 427-3877. A live webcast of the call will be accessible on the Company's website at www.cross.com. The webcast will be archived for 30 days on this site, while a telephone replay of the call will be available beginning at 7:30 PM Eastern Time on February 24, 2010 through March 3, 2010 by dialing (800) 642-1687 or (706) 645-9291 for international callers, and entering the pass code of 57282889.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. A.T. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar and Native Eyewear sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa website at www.costadelmar.com and the Native website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to a lowered cost base and the expected growth of the Company as the economy recovers). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the continued effect of the economic crisis and consumers' willingness to purchase discretionary items, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of February 24, 2010. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)
A. T. CROSS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Twelve Months Ended
		January 2,	January 3,	January 2,	January 3,
		2010	2009	2010	2009

	Net sales	$39,489	$41,707	$141,764	$160,146
	Cost of goods sold	17,874	18,972	65,046	70,834
	Gross Profit	21,615	22,735	76,718	89,312

	Selling, general and administrative expenses	16,425	17,234	63,978	69,793
	Service and distribution costs	1,760	1,753	6,763	7,054
	Research and development expenses	877	627	2,817	2,444
	Restructuring charges	811	2,307	1,860	2,526
	Goodwill impairment charge	-	3,944	-	3,944
	Operating Income (Loss)	1,742	(3,130)	1,300	3,551
	Interest and other expense	(564)	(170)	(930)	(782)
	Income (Loss) Before Income Taxes	1,178	(3,300)	370	2,769
	Income tax (benefit) provision	(65)	441	(1,485)	2,275
	Net Income (Loss)	$ 1,243	$ (3,741)	$ 1,855	$ 494

	Net Income (Loss) per Share:
	Basic	$0.09	$(0.25)	$0.13	$0.03
	Diluted	$0.09	$(0.25)	$0.13	$0.03

	Weighted Average Shares Outstanding:
	Basic	14,400	14,887	14,772	15,987
	Diluted	14,455	14,887	14,782	15,328

		Three Months Ended		Nine Months Ended
		January 2,	January 3,	January 2,	January 3,
		2010	2009	2010	2009
Segment Data:	Cross Accessory Division
	Net Sales	$30,119	$32,398	$90,892	$111,455
	Operating Income (Loss)	1,594	(3,643)	(4,756)	(4,328)

Segment Data:	Cross Optical Group
	Net Sales	$ 9,370	$ 9,309	$50,872	$48,691
	Operating Income	148	513	6,056	7,879

A.T. CROSS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	January 2, 2010	January 3, 2009
Assets
Cash and cash equivalents	$ 10,443	$ 18,629
Short-term investments	7,217	1,193
Accounts receivable	29,546	29,102
Inventories	25,329	26,425
Deferred income taxes	5,092	4,341
Other current assets	5,895	8,844
Total Current Assets	83,522	88,534

Property, plant and equipment, net	15,953	15,609
Goodwill	15,279	14,526
Intangibles and other assets	11,887	13,810
Deferred income taxes	11,778	11,480

Total Assets	$ 138,419	$ 143,959

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 24,213	$ 23,050
Retirement plan obligations	2,378	2,619
Total Current Liabilities	26,591	25,669

Long-term debt	19,721	21,721
Retirement plan obligations	14,726	14,681
Deferred gain on sale of real estate	3,259	3,780
Other long term liabilities	1,231	3,085
Accrued warranty costs	1,441	1,362
Shareholders' equity	71,450	73,661

Total Liabilities and Shareholders' Equity	$ 138,419	$ 143,959

For information at A. T. Cross contact:
Kevin F. Mahoney
Senior Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: February 25, 2010	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer